UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2007

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ANADIGICS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	0-25662	22-2582106
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

                      141 Mt. Bethel Road, Warren, New Jersey            07059
                        (Address of principal executive offices)          (zip code)

Registrant’s telephone number, including area code: (908) 668-5000

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

ANADIGICS, Inc. (the “Company”) has entered into an agreement (the “Agreement”) with Kunshan New and Hi-Tech Industrial Development Zone (“KSND”) to jointly build a 6” gallium arsenide integrated circuit wafer fabrication facility for the Company in Kunshan, located in the Jiangsu Province in China.

Pursuant to the terms of the Agreement, originally executed on December 21, 2006 and amended and restated on April 5, 2007 when it became effective, the Company will contribute capital expenditures of approximately $10.0 million to $15.0 million over a two-year period commencing with the fourth quarter of 2007. The Company’s total investment over the term of the Agreement, which could extend from an initial ten-year period up to 50 years, is estimated at $49.88 million. No material relationship between the parties to the Agreement existed prior to the execution of the Agreement.

The description of the Agreement as amended and restated set forth herein does not purport to be complete and is qualified in its entirety by reference to the amended and restated Agreement, a copy of which is filed as Exhibit 10.1 herewith.

Item 8.01 Other Events

On April 9, 2007, the Company issued a press release with regard to the Agreement, a copy of which is filed as Exhibit 99.1 herewith.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No. Description

10.1  Amended and Restated Investment Contract between ANADIGICS, Inc. and Kunshan New and Hi-Tech Industrial Development Zone dated as of April 5, 2007.

99.1  Press Release dated April 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2007

ANADIGICS, Inc.

By:  /s/ Thomas C. Shields

Name: Thomas C. Shields
                                        Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No. Description

10.1  Amended and Restated Investment Contract between ANADIGICS, Inc. and Kunshan New and Hi-Tech Industrial Development Zone dated as of April 5, 2007.

99.1  Press Release dated April 9, 2007.